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                                                                   EXHIBIT 23.04


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of MBIA Inc. and Subsidiaries on Forms S-3 (Nos. 333-15003 and 333-60039) and S-8 (Nos. 33-22441 and 33-46062 and 333-34101) of our report dated September 21, 1998, on our audits of the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended December 31, 1997, which report is included in this Current Report on Form 8-K.



                                      /s/PricewaterhouseCoopers LLP
                                      -----------------------------




New York, New York
September 24, 1998